Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-87775 on Form N-1A of our report dated February 26, 2026, relating to the financial statements and financial highlights of Conservative Allocation Fund, Moderate Allocation Fund, Aggressive Allocation Fund, Diversified Income Fund, Core Bond Fund, Large Cap Value Fund, Large Cap Growth Fund, Mid Cap Fund, Madison Target Retirement 2020 Fund, Madison Target Retirement 2030 Fund, Madison Target Retirement 2040 Fund, and Madison Target Retirement 2050 Fund, each a series of Ultra Series Fund, appearing in Form N-CSR of Ultra Series Fund for the year ended December 31, 2025, and to the references to us under the headings “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 28, 2026